                                                                     EXHIBIT 4.1

                   SIXTH AMENDMENT TO NOTE PURCHASE AGREEMENT

         This Sixth Amendment to Note Purchase Agreement, dated as of July 29, 2004 (this "SIXTH AMENDMENT"), amends the Note Purchase Agreement, dated as of May 14, 2001, as amended as of November 6, 2001, April 30, 2002, September 30, 2002, March 31, 2003 and October 1, 2003 (the "NOTE PURCHASE AGREEMENT"), by and among (i) VGR Holding Inc. (formerly known as BGLS Inc.), a Delaware corporation (the "COMPANY") and (ii) the signatories hereto who, collectively, are the Majority Holders (as defined in the Note Purchase Agreement). Capitalized terms used but not otherwise defined in this Sixth Amendment shall have the meanings ascribed to such terms in the Note Purchase Agreement as amended by this Sixth Amendment.


         WHEREAS, the Company and the Majority Holders desire to amend the Note Purchase Agreement as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. AMENDMENT TO SCHEDULE B. Schedule B of the Note Purchase Agreement is hereby amended as follows:

                  (a) The defined term "Consolidated Net Income" is hereby amended in its entirety to read as follows:

                  "CONSOLIDATED NET INCOME" of the Company means, without duplication, for any period, the after-tax net income (loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP, adjusted by excluding therefrom (a) net extraordinary gains or net extraordinary losses, as the case may be, of the Company and its Restricted Subsidiaries during such period, (b) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets (other than in the ordinary course of business) by the Company and its Restricted Subsidiaries during such period, (c) the income (or loss) of any other Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its subsidiaries by such other Person during such period, (d) net income of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior the date of combination, (e) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement (including any shareholder agreement), instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary (except to the extent of the amount of cash dividends or distributions to the Company or other Restricted Subsidiaries (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause (e)) from such Restricted Subsidiary during such period); (f) the amount of any Shadow Dividends (but only to the extent such Shadow Dividends are counted as an expense); (g) the Note Prepayment Amount during such period; and
(h) for any period including the second quarter of fiscal year 2004, the Quest Charge Amount;

PROVIDED, HOWEVER, that (1) the amount of any Tobacco Litigation Bond of the Company or any Restricted Subsidiary deemed non-refundable or forfeited shall be expensed against Consolidated Net Income on the date that such amount is deemed non-refundable or forfeited; (2) to the extent that the amount of an appealable judgment for which a Tobacco Litigation Bond has been posted is counted as a charge against net income of the Company or a Restricted Subsidiary in accordance with GAAP, the amount of such charge shall be added back when calculating Consolidated Net Income; (3) to the extent that the present value of any Tobacco Claim Obligation not immediately due and payable is counted as a charge against net income in accordance with GAAP, the amount of such charge shall be added back when calculating Consolidated Net Income; and (4) any payment in respect of a Tobacco Claim Obligation shall be expensed against Consolidated Net Income on the date that such payment is made, except that the forfeiture of a Tobacco Litigation Bond in satisfaction of all or a portion a Tobacco Claim Obligation shall be expensed in the amount forfeited in accordance with clause (1) of this proviso rather than this clause (4)."

                  (b) A new defined term "Note Prepayment Amount" is hereby added to Schedule B in the appropriate alphabetical order, which defined term shall read as follows:

                  "NOTE PREPAYMENT AMOUNT" means the losses on early extinguishment of debt incurred by the Company in connection with the repurchase by the Company of Notes in an amount not to exceed (i) $1,318,960 for fiscal year 2002, (ii) $1,721,299 for fiscal year 2003, and (iii) $730,000 for fiscal year 2004."

                  (c) A new defined term "Quest Charge Amount" is hereby added to Schedule B in the appropriate alphabetical order, which defined term shall read as follows:

                  "QUEST CHARGE AMOUNT" means the non-cash charge taken by the Company in the second fiscal quarter of 2004 in an amount not to exceed $37,000,000 in connection with the write-down of the carrying value of the Quest leaf tobacco inventory.' "


         2. REPRESENTATIONS AND WARRANTIES. To induce the Majority Holders to enter into this Sixth Amendment, the Company hereby represents and warrants to each other signatory hereto that as of the date hereof:

                  (a) Continuation of Representations and Warranties in Note Purchase Agreement. The representations and warranties made by it in the Note Purchase Agreement are true and correct in all material respects after giving effect to the transactions contemplated in this Sixth Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (b) Leverage Ratio. After giving effect to the amendments contained herein, the Leverage Ratio is less than 2.50 to 1.

                  (c) No Material Adverse Effect. Other than the Quest Charge Amount, during the period from March 31, 2004 through the date hereof, there will have been no development or event which could reasonably be expected to have a Material Adverse Effect.

                  (d) Legal, Valid and Binding Obligation. This Sixth Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or similar laws affecting creditor's rights.

                  (e) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions contemplated in this Sixth Amendment.

         3. REPURCHASE OF NOTES. The effectiveness of this Sixth Amendment shall be conditioned upon the repurchase by the Company pro rata from the Majority Holders of $7,000,000 in aggregate principal amount of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest thereon.

         4. REFERENCE TO THE NOTE PURCHASE AGREEMENT. Each reference in the Note Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to such Note Purchase Agreement as amended by this Sixth Amendment.

         5. LIMITED EFFECT. Except as expressly amended and modified by this Sixth Amendment, the Note Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Except as expressly set forth herein, any conditions of the Note Purchase Agreement and the other Note Documents shall remain unamended and unwaived.

         6. SUCCESSORS. All agreements of the parties to this Sixth Amendment shall bind their respective successors.

         7. COUNTERPARTS. This Sixth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Sixth Amendment by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Sixth Amendment.

         8. GOVERNING LAW. THIS SIXTH AMENDMENT AND ALL ISSUES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         9. SEVERABILITY. In case any one or more of the provisions in this Sixth Amendment shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         10. HEADINGS. The headings of the Sections of this Sixth Amendment have been inserted for convenience of reference only, are not to be considered a part of this Sixth Amendment and shall in no way modify or restrict any of the terms or provisions of this Sixth Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment and to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



                                       VGR HOLDING INC.



                                       By: /s/ Richard J. Lampen
                                           -------------------------------------
                                       Name: Richard J. Lampen
                                             -----------------------------------
                                       Title: Executive Vice President
                                              ----------------------------------

                                       TCW HIGH INCOME PARTNERS, LTD.


                                       By: TCW Asset Management Company,
                                           its Investment Advisor


                                       By: /s/ Nicholas W. Tell, Jr.
                                           -------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------

                                       TCW HIGH INCOME PARTNERS II, LTD.

                                       By: TCW Asset Management Company,
                                           its Investment Advisor



                                       By: /s/ Nicholas W. Tell, Jr.
                                           -------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------

                                       PIONEER HIGH YIELD CAYMAN UNIT TRUST

                                       By: TCW Asset Management Company, its
                                           Investment Advisor



                                       By: /s/ Nicholas W. Tell, Jr.
                                           -------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------

                                       TCW SHARED OPPORTUNITY FUND III, L.P.

                                       By: TCW Asset Management Company,
                                           its Investment Advisor



                                       By: /s/ Nicholas W. Tell, Jr.
                                           -------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------




                                       By: /s/ Joseph J. Keenan
                                           -------------------------------------
                                       Name:  Joseph J. Keenan
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                       TCW LEVERAGED INCOME TRUST IV, L.P.


                                       By: TCW Asset Management Company,
                                           as its Investment Advisor


                                       By: /s/ Nicholas W. Tell, Jr.
                                           -------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------


                                       AND

                                       By: TCW Asset Management Company, as its
                                           Managing Member of TCW (LINC IV)
                                           L.L.C., the General Partner


                                       By: /s/ Steven M. Koehler
                                           -------------------------------------
                                       Name:  Steven M. Koehler
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                       TCW LEVERAGED INCOME TRUST, L.P.

                                       By: TCW Advisers (Bermuda), Ltd., as its
                                           General Partner



                                       By: /s/ Nicholas W. Tell, Jr.
                                           -------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------


                                       By: TCW Investment Management Company,
                                           as Investment Adviser



                                       By: /s/ Steven M. Koehler
                                           -------------------------------------
                                       Name:  Steven M. Koehler
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                       TCW LEVERAGED INCOME TRUST II, L.P.

                                       By: TCW (LINC II), L.P., as its General
                                           Partner

                                       By: TCW Advisers (Bermuda), Ltd.,
                                           its General Partner



                                       By: /s/ Nicholas W. Tell, Jr.
                                           -------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------


                                       By: TCW Investment Management Company,
                                           as Investment Adviser



                                       By: /s/ Steven M. Koehler
                                           -------------------------------------
                                       Name:  Steven M. Koehler
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                       TCW LINC III CBO LTD.



                                       By: TCW Investment Management Company,
                                           as Collateral Manager



                                       By: /s/ Nicholas W. Tell, Jr.
                                           -------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------




                                       By: /s/ C. Shawn Bookin
                                           -------------------------------------
                                       Name:  C. Shawn Bookin
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------

                                       AIMCO CDO, SERIES 2000-A



                                       By: Allstate Investment Management
                                           Company, its Collateral Manager



                                       By: TCW Asset Management Company, its
                                           Investment Advisor



                                       By: /s/ Nicholas W. Tell, Jr.
                                           -------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------




                                       By: /s/ C. Shawn Bookin
                                           -------------------------------------
                                       Name:  C. Shawn Bookin
                                              ----------------------------------
                                       Title: Managing Director
                                              ----------------------------------

                                       TCW SHARED OPPORTUNITY FUND II, L.P.



                                       By: TCW Investment Management Company,
                                           its Investment Manager



                                       By: /s/ Nicholas W. Tell, Jr.
                                           -------------------------------------
                                       Name: Nicholas W. Tell, Jr.
                                             -----------------------------------
                                       Title: Managing Director
                                              ----------------------------------




                                       By: /s/ Joseph J. Keenan
                                           -------------------------------------
                                       Name: Joseph J. Keenan
                                             -----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------